AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of  the 6th day of October, 2014, to the Custody Agreement, dated as of May 16, 2012, as amended  (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Vident Core U.S. Bond Strategy ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

            Amended Exhibit E is hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato

Name: Michael D. Barolsky	Name: Michael L. Ceccato

Title: Vice President	Title: Vice President

Vident	1

Amended Exhibit E to the
ETF Series Solutions Custody Agreement

Name of Series
Vident International Equity Fund
Vident Core U.S. Equity Fund
Vident Core U.S. Bond Strategy ETF

Base fee for USBFS Fund Accounting, Fund Administration, Chief Compliance Officer, Transfer Agent/Shareholder & Account Services, Custody and Distribution at August, 2013

Based on average net assets (i.e. “AUM”) of the ETF, the greater of…

__ basis points on the first $__ million
__basis points on the balance

Or,

$__ (Year 1 __% discount minimum fee of $__)
$__ (Year 2 __% discounted minimum fee of $__)

Domestic Custody Services

Portfolio Transaction Fees
▪	$__– Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$__- Short Sales
▪	$__– US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
                     depository transaction
▪	$__– Option/ SWAPS/future contract written, exercised or expired
▪	$__– Mutual fund trade/Fed wire/margin variation Fed wire
▪	$__– Physical transaction
▪	$__– Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$__ – Segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Vident	2

Amended Exhibit E (continued) to the
ETF Series Solutions Custody Agreement

Global Custody Services at August, 2013

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	__	$__
Australia	All	__	$__
Austria	All	__	$__
Bahrain	All	__	$__
Bangladesh	All	__	$__
Belgium	All	__	$__
Bermuda	All	__	$__
Botswana	All	__	$__
Brazil	All	__	$__
Bulgaria	All	__	$__
Canada	All	__	$__
Cayman Islands*	All	__	$__
Channel Islands*	All	__	$__
Chile	All	__	$__
China“A” Shares	All	__	$__
China “B” Shares	All	__	$__
Columbia	All	__	$__
Costa Rica	All	__	$__
Croatia	All	__	$__
Cyprus*	All	__	$__
Czech Republic	All	__	$__
Denmark	All	__	$__
Ecuador	All	__	$__
Egypt	All	__	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Estonia	All	__	$__
Euromarkets**	All	__	$__
Finland	All	__	$__
France	All	__	$__
Germany	All	__	$__
Ghana	All	__	$__
Greece	All	__	$__
Hong Kong	All	__	$__
Hungary	All	__	$__
Iceland	All	__	$__
India	All	__	$__
Indonesia	All	__	$__
Ireland	All	__	$__
Israel	All	__	$__
Italy	All	__	$__
Jamaica*	All	__	$__
Japan	All	__	$__
Jordan	All	__	$__
Kazakhstan	All	__	$__
Kenya	All	__	$__
Latvia	Equities	__	$__
Latvia	Bonds	__	$__
Lebanon	All	__	$__
Lithuania	All	__	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Luxembourg	All	__	$__
Malaysia	All	__	$__
Malta	All	__	$__
Mauritius	All	__	$__
Mexico	All	__	$__
Morocco	All	__	$__
Namibia	All	__	$__

Vident	3

Netherlands	All	__	$__
New Zealand	All	__	$__
Nigeria	All	__	$__
Norway	All	__	$__
Oman	All	__	$__
Pakistan	All	__	$__
Palestinian Autonomous Area*	All	__	$__
Peru	All	__	$__
Philippines	All	__	$__
Poland	All	__	$__
Portugal	All	__	$__
Qatar	All	__	$__
Romania	All	__	$__
Russia	Equities	__	$__
Russia	MINFINs	__	$__
Serbia*	All	__	$__
Singapore	All	__	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Slovak Republic	All	__	$__
Slovenia	All	__	$__
South Africa	All	__	$__
South Korea	All	__	$__
Spain	All	__	$__
Sri Lanka	All	__	$__
Swaziland	All	__	$__
Sweden	All	__	$__
Switzerland	All	__	$__
Taiwan	All	__	$__
Thailand	All	__	$__
Trinidad & Tobago*	All	__	$__
Tunisia	All	__	$__
Turkey	All	__	$__
UAE	All	__	$__
United Kingdom	All	__	$__
Ukraine	All	__	$__
Uruguay	All	__	$__
Venezuela	All	__	$__
Vietnam*	All	__	$__
Zambia	All	__	$__

*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value <__billion: __ bp, >$__ billion and <$__ billion: __bps; >$__ billion: __bps

Vident	4

Amended Exhibit E (continued) to the
ETF Series Solutions Custody Agreement at August, 2013

NOTE: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.

Tax Reclamation Services:
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly

Advisor’s Signature not required on this Amended Exhibit E as the domestic and global fee schedules are not changing.

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